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CUSIP No.   07556Q105               13G                    Page  7 of  8 Pages
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                        EXHIBIT  1  TO  SCHEDULE  13G


                             February  14,  1997



           MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT LIMITED

         hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY ASSET MANAGEMENT LIMITED

   BY:      /s/ PETER A. NADOSY
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            Peter A. Nadosy/Director Morgan Stanley Asset Management Limited




            MORGAN STANLEY GROUP INC.

   BY:      /s/ EDWARD J. JOHNSEN
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            Edward J. Johnsen/Vice President Morgan Stanley & Co. Incorporated